UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              AngioDynamics, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                     11-3146460
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification No.)

603 Queensbury Ave., Queensbury, New York                     12804
(Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration         If this form relates to the
of a class of securities pursuant to             registration of a class of
Section 12(b) of the Exchange Act and            securities pursuant to
is effective pursuant to General                 Section 12(g) of the Exchange
Instruction A.(c), please check                  Act and is effective pursuant
the following box. [ ]                           to General Instruction A.(d),
                                                 please check the following
                                                 box. [x]


 Securities Act registration statement file number to which this form relates:


       Securities to be registered pursuant to Section 12(b) of the Act:

                                Not Applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Stock Purchase Rights
                               (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

         For a full description of the Registrant's Common Stock, par value $.01 per share, and the attached Preferred Stock Purchase Rights being registered hereby, reference is made to the information contained under the section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-113329) filed with the Securities and Exchange Commission on March 5, 2004, as amended, and is incorporated herein by reference.

Item 2.  Exhibits

The information required by this item is incorporated by reference to the following documents:

         (a) The Registrant's Form of Amended and Restated Certificate of Incorporation, as filed as Exhibit 3.1 to the Registration Statement;

         (b)      The Registrant's Amended and Restated Bylaws, as filed as
                  Exhibit 3.2 to the Registration Statement; and

         (c) The Rights Agreement, dated as of May 26, 2004, between the Company and Registrar and Transfer Company, as Rights Agent.*


--------------------------

*      Filed herewith as Exhibit 99.1.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AngioDynamics, Inc.

Dated: October 27, 2004

                                          ANGIODYNAMICS, INC.

                                          By  /s/ Eamonn P. Hobbs
                                              --------------------------
                                             Name:  Eamonn P. Hobbs
                                             Title: President & Chief Executive
                                                    Officer